Exhibit (4)(b)(2). Returns Rider.

                     United of Omaha Life Insurance Company

                              RETURNS BENEFIT RIDER

This Rider is part of the policy to which it is attached. It is subject to all of the policy provisions which are not inconsistent with the Rider provisions.

Effective Date

The effective date of this Rider is the date of issue of the policy.

Rider Charge

The charge for this Rider is shown on the policy data page. The charge will be deducted from the Subaccounts and any fixed account(s) on a proportional basis. This deduction will occur annually on each policy anniversary. If you surrender this Rider between policy anniversaries, we will deduct a pro rata portion of the charge.

Annuity Starting Date

The Annuity Starting Date provision of the policy is hereby deleted and replaced with the following:

Annuity Starting Date means the policy anniversary date on which the annuity payments under this Rider are to begin. The Annuity Starting Date you selected on the application is shown on the data pages.

The earliest Annuity Starting Date allowed is the 10th policy anniversary. The latest Annuity Starting Date allowed is the policy anniversary following the Annuitant's 85th birthday. If you do not make a written election on the application, the initial Annuity Starting Date will be the earliest Annuity Starting Date allowed. You may change the Annuity Starting Date as provided in the Annuity Starting Date Notice provision. However, the Annuity Starting Date must be on a policy anniversary date.

You have the option of taking annuity payments under the provisions and values of the policy instead of this Rider at any time. If you choose to do so:

     (a) this Rider will terminate; and
     (b) you will not be partially credited for your charges under the Partial Return of Rider Charges provision.

When this Rider terminates, the Annuity Starting Date provision reverts back to the policy provision.

Annuity Starting Date Notice

Sixty days before the Annuity Starting Date you may elect to:

     (a) exercise the Guaranteed Minimum Income Benefit provision;
     (b) exercise the Partial Return of Rider Charges provision; or
     (c) extend the Annuity Starting Date for one to five more policy years, subject to the latest Annuity Starting Date allowed.

We will send a letter to your last known address, explaining these options. If you do not make an election prior to the Annuity Starting Date, we will automatically extend the Annuity Starting Date one more policy year, subject to the latest Annuity Starting Date allowed. Notification to us by mail must be postmarked before the Annuity Starting Date.

Death Benefit

The death benefit is the amount we will pay to the Beneficiary if the Annuitant dies before the Annuity Starting Date. We will deduct any applicable premium tax from the death benefit payable.

The death benefit equals the greater of:

     (a) the sum of the Net Purchase Payments reduced proportionately by any partial withdrawals, accumulated at 5% Interest, but not more than a maximum of two times the Accumulation Value as of the date we receive notice of the Annuitant's death; or
     (b) the death benefit provided by the Death Benefit provision of the policy.

In no event will we pay a death benefit under both the policy and this Rider.

Guaranteed Minimum Income Benefit

We guarantee to pay a minimum annuity payment amount on the Annuity Starting Date if you select one of the Payment Options listed below. The guaranteed minimum payment amount equals the greater of:

     (a) the death benefit amount under this Rider that would have been payable on the Annuity Starting Date, applied to the applicable guaranteed annuity payment rates shown in this Rider; or
     (b) the annuity payment you would have received under the base policy.

Payment Options

All payment options are for fixed payments only.

1.   Cash Refund

     We will pay the monthly income as long as the Annuitant lives. When the Annuitant dies, we will pay to the Beneficiary a lump sum payment of the difference between the amount applied on the Annuity Starting Date to the payout rates under the Guaranteed Minimum Income Benefit provision, and the sum of payments already received.

2. Lifetime Income with a Guaranteed Period of 10 years

     We will pay a monthly income for 10 years and as long thereafter as the Annuitant lives.

3.   Lifetime Income

     We will pay a monthly income for as long as the Annuitant lives.

You may obtain additional information about any of the options, including periodic payment options other than monthly, by contacting us.

Impaired Health Payment Increase

When you exercise the Guaranteed Minimum Income Benefit provision, you may apply for a 10% increase in the guaranteed minimum payment amount due to impaired health of the Annuitant. Based upon the Annuitant's answers on our medical questionnaire, our underwriting staff will determine if the Annuitant qualifies.

Partial Return of Rider Charges

If you do not exercise the Guaranteed Minimum Income Benefit provision, and you terminate this Rider within 60 days before the Annuity Starting Date, we will return 80% of the Rider charges you have paid. We will credit this amount to the Subaccounts and any fixed account(s) according to your current allocation instructions for Net Purchase Payments.

If you have not yet exercised the Guaranteed Minimum Income Benefit provision by the policy anniversary following the Annuitant's 85/th/ birthday, we will automatically return 80% of the Rider charges as described above. This Rider will then end on that anniversary.

Termination

This Rider terminates on the earliest of the following:

     (a) the policy anniversary following the Annuitant's 85/th/ birthday;
     (b) the date we receive your written request to terminate the Rider;
     (c) the date you assign ownership of the policy to a non-individual; or
     (d) the date the policy terminates.

You may terminate this Rider at any time. However, the Partial Return of Rider Charges provision will not apply unless you terminate it within 60 days before the Annuity Starting Date. Once the Rider has ended, the Guaranteed Minimum Income Benefit Rider charge shown on the data page will no longer apply. This Rider cannot be reinstated.

                        Guaranteed Annuity Payments Rates

Monthly payments for each $1,000 applied to the Rider payment options are based on the Annuity 2000 Mortality Table projected with improvement using projection scale "G" and Interest at 2.5%.

------------------------------------------------------------------------------------------------------------------------------
                         FEMALE RATES                                                     MALE RATES
------------------------------------------------------------------------------------------------------------------------------
                                    Life and                                                       Life and
    Age Last                       Guaranteed       Lifetime        Age Last                      Guaranteed      Lifetime
  Birthday of      Cash Refund     Period of 10      Income        Birthday of    Cash Refund    Period of 10      Income
     Owner                             yrs                            Owner                          yrs
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       0               2.33           2.34            2.34             0             2.37           2.38            2.38
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       1               2.34           2.34            2.34             1             2.38           2.39            2.39
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       2               2.34           2.35            2.35             2             2.38           2.39            2.40
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       3               2.35           2.36            2.36             3             2.39           2.40            2.41
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       4               2.36           2.37            2.37             4             2.40           2.41            2.41
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       5               2.37           2.37            2.37             5             2.41           2.42            2.42
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       6               2.38           2.38            2.38             6             2.42           2.43            2.43
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       7               2.39           2.39            2.39             7             2.43           2.44            2.45
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       8               2.40           2.40            2.40             8             2.44           2.46            2.46
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       9               2.41           2.41            2.41             9             2.45           2.47            2.47
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       10              2.42           2.42            2.42            10             2.46           2.48            2.48
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       11              2.43           2.43            2.43            11             2.48           2.49            2.49
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       12              2.44           2.44            2.44            12             2.49           2.50            2.50
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       13              2.45           2.45            2.46            13             2.50           2.52            2.52
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       14              2.46           2.47            2.47            14             2.51           2.53            2.53
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       15              2.47           2.48            2.48            15             2.53           2.54            2.54
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       16              2.48           2.49            2.49            16             2.54           2.56            2.56
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       17              2.49           2.50            2.50            17             2.55           2.57            2.57
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       18              2.51           2.52            2.52            18             2.57           2.59            2.59
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       19              2.52           2.53            2.53            19             2.58           2.60            2.60
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       20              2.53           2.54            2.55            20             2.60           2.62            2.62
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       21              2.55           2.56            2.56            21             2.62           2.63            2.64
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       22              2.56           2.57            2.58            22             2.63           2.65            2.65
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       23              2.58           2.59            2.59            23             2.65           2.67            2.67
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       24              2.59           2.61            2.61            24             2.67           2.69            2.69
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       25              2.61           2.62            2.62            25             2.69           2.71            2.71
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       26              2.63           2.64            2.64            26             2.70           2.73            2.73
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       27              2.65           2.66            2.66            27             2.72           2.75            2.75
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       28              2.66           2.68            2.68            28             2.75           2.77            2.77
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       29              2.68           2.70            2.70            29             2.77           2.79            2.79
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       30              2.70           2.72            2.72            30             2.79           2.82            2.82
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       31              2.72           2.74            2.74            31             2.81           2.84            2.84
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       32              2.74           2.76            2.76            32             2.83           2.87            2.87
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       33              2.76           2.78            2.79            33             2.86           2.89            2.90
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       34              2.79           2.81            2.81            34             2.88           2.92            2.92
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       35              2.81           2.83            2.83            35             2.91           2.95            2.95
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       36              2.83           2.86            2.86            36             2.94           2.98            2.98
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       37              2.86           2.89            2.89            37             2.97           3.01            3.02
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       38              2.89           2.91            2.92            38             3.00           3.05            3.05
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       39              2.91           2.94            2.95            39             3.03           3.08            3.09
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       40              2.94           2.97            2.98            40             3.06           3.12            3.12
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       41              2.97           3.01            3.01            41             3.09           3.16            3.16
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       42              3.00           3.04            3.04            42             3.13           3.20            3.20
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       43              3.03           3.08            3.08            43             3.16           3.24            3.25
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       44              3.07           3.11            3.12            44             3.20           3.28            3.29
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       45              3.10           3.15            3.16            45             3.24           3.33            3.34
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------

---------------------------------------------------------------- -------------------------------------------------------------
                         FEMALE RATES                                                     MALE RATES

---------------------------------------------------------------- -------------------------------------------------------------
                                    Life and                                                      Life and
    Age Last                       Guaranteed                      Age Last                      Guaranteed
  Birthday of       Cash Refund    Period of 10    Lifetime      Birthday of      Cash Refund    Period of 10     Lifetime
     Owner                            yrs           Income          Owner                           yrs            Income
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       46              3.14           3.19            3.20            46             3.28           3.38            3.39
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       47              3.17           3.23            3.24            47             3.32           3.43            3.44
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       48              3.21           3.28            3.28            48             3.36           3.48            3.49
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       49              3.25           3.32            3.33            49             3.41           3.53            3.55
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       50              3.29           3.37            3.38            50             3.45           3.59            3.60
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       51              3.34           3.42            3.43            51             3.50           3.65            3.67
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       52              3.38           3.48            3.49            52             3.55           3.71            3.73
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       53              3.43           3.53            3.54            53             3.60           3.77            3.80
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       54              3.48           3.59            3.60            54             3.66           3.84            3.87
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       55              3.53           3.65            3.67            55             3.72           3.91            3.95
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       56              3.59           3.72            3.73            56             3.78           3.99            4.02
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       57              3.64           3.78            3.80            57             3.84           4.07            4.11
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       58              3.70           3.86            3.88            58             3.90           4.15            4.20
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       59              3.77           3.93            3.96            59             3.97           4.24            4.29
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       60              3.83           4.01            4.04            60             4.04           4.33            4.39
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       61              3.90           4.10            4.13            61             4.11           4.43            4.50
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       62              3.97           4.19            4.22            62             4.19           4.53            4.61
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       63              4.04           4.28            4.32            63             4.27           4.64            4.73
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       64              4.12           4.38            4.43            64             4.35           4.75            4.86
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       65              4.20           4.48            4.54            65             4.43           4.87            5.00
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       66              4.29           4.59            4.66            66             4.53           5.00            5.14
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       67              4.38           4.71            4.79            67             4.62           5.13            5.30
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       68              4.47           4.83            4.93            68             4.71           5.26            5.46
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       69              4.57           4.97            5.08            69             4.82           5.40            5.64
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       70              4.67           5.10            5.24            70             4.92           5.55            5.83
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       71              4.78           5.25            5.41            71             5.03           5.70            6.03
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       72              4.89           5.40            5.59            72             5.14           5.86            6.24
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       73              5.01           5.56            5.79            73             5.26           6.02            6.46
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       74              5.13           5.73            6.01            74             5.39           6.18            6.70
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       75              5.26           5.91            6.24            75             5.51           6.35            6.96
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       76              5.40           6.09            6.49            76             5.64           6.52            7.23
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       77              5.53           6.28            6.75            77             5.79           6.70            7.51
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       78              5.68           6.46            7.03            78             5.93           6.88            7.82
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       79              5.83           6.66            7.34            79             6.08           7.06            8.15
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       80              5.98           6.86            7.67            80             6.24           7.23            8.51
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       81              6.14           7.06            8.04            81             6.39           7.41            8.89
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       82              6.31           7.26            8.43            82             6.56           7.58            9.29
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       83              6.47           7.45            8.85            83             6.72           7.75            9.72
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       84              6.65           7.64            9.30            84             6.89           7.91           10.19
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------
       85              6.83           7.82            9.79            85             7.07           8.07           10.68
----------------- --------------- -------------- --------------- -------------- --------------- -------------- ---------------


                                          United of Omaha Life Insurance Company

                                                             /s/ M. Jane Huerter
                                                             Corporate Secretary